EX-16.1
                        Resignation of AJ. Robbins, P.C.


March 7, 2002

AJ. Robbins, P.C.
Certified Public Accountants
3033 E. 1st Ave., #201
Denver, CO 80206
Telephone: (303) 321-1281
Fax: (303) 321-1288

VSAT.NET, INC.
Scott Deitler

Telephone:(305)674-4412
Dear Mr. Deitler:

This is to confirm that the client-auditor relationship between VSAT.NET, Inc. (Commission File Number 000-32223) and AJ. Robbins, P.C. has ceased as of April 29, 2002.

Sincerely,

/s/AJ.Robbins, P.C.
-----------------------------------
   AJ. Robbins, P.C.

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission